Exhibit-32.1 -- Certification per Sarbanes-Oxley Act (Section 906)

I am the Chief Executive Officer and the Principal Financial Officer of The Banker's Store, Inc., a New York corporation (the "Company"). I am delivering this certificate in connection with the Form 10-K of the Company for the fiscal year ended May 31, 2008 and filed with the U. S. Securities and Exchange Commission ("Form 10-K").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 23, 2009
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                                           /s/ Thomas C. Cook
                                           ---------------------------
                                               Thomas C. Cook
                                               Chief Executive Officer
                                               Principal Financial Officer

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